NORTHROP GRUMMAN CORPORATION
EXHIBIT 99.1
Item 1. Business
HISTORY AND ORGANIZATION
History
Northrop Grumman Corporation (“Northrop Grumman” or the “company”) is an integrated enterprise consisting of businesses that cover the entire defense spectrum, from undersea to outer space and into cyberspace. The companies that have become part of today’s Northrop Grumman achieved historic accomplishments, from transporting Charles Lindbergh across the Atlantic to carrying astronauts to the moon’s surface and back.
The company was originally formed in California in 1939 and was reincorporated in Delaware in 1985. From 1994 through 2002, the company entered a period of significant expansion through acquisitions of other businesses, most notably:
▪	In 1994, Northrop Corporation acquired Grumman Corporation (Grumman) and was renamed Northrop Grumman. Grumman was a premier military aircraft systems integrator and builder of the Lunar Module that first delivered men to the surface of the moon.

▪	In 1996, the company acquired the defense and electronics businesses of Westinghouse Electric Corporation, a world leader in the development and production of sophisticated radar and other electronic systems for the nation’s defense, civil aviation, and other international and domestic applications.

▪	In 2001, the company acquired Litton Industries (Litton), a global electronics and information technology enterprise, and one of the nation’s leading full-service design, engineering, construction, and life cycle supporters of major surface ships for the United States (U.S.) Navy, U.S. Coast Guard, and international navies.

▪	Also in 2001, Newport News Shipbuilding (Newport News) was added to the company. Newport News is the nation’s sole designer, builder and refueler of nuclear-powered aircraft carriers and one of only two companies capable of designing and building nuclear-powered submarines.

▪	In 2002, Northrop Grumman acquired the space and mission systems businesses of TRW Inc. (TRW), a leading developer of military and civil space systems and satellite payloads, as well as a leading global integrator of complex, mission-enabling systems and services.
The acquisition of these and other businesses have shaped the company into its present position as a premier provider of technologically advanced, innovative products, services and solutions in information and services, aerospace, electronics and shipbuilding. As prime contractor, principal subcontractor, partner, or preferred supplier, Northrop Grumman participates in many high-priority defense and commercial technology programs in the U.S. and abroad. The company conducts most of its business with the U.S. Government, principally the Department of Defense (DoD). The company also conducts business with local, state, and foreign governments and domestic and international commercial customers. For a description of the company’s foreign operations, see Risk Factors in Part I, Item 1A.
Organization
The company, from time to time, acquires or disposes of businesses, and realigns contracts, programs or business areas among and within its operating segments that possess similar customers, expertise, and capabilities. Internal realignments are designed to more fully leverage existing capabilities and enhance development and delivery of products and services.
During the second quarter of 2008, the company transferred certain programs and assets from the missiles business in the Information Systems segment to the Aerospace Systems segment. This transfer allows Information Systems to focus on the rapidly growing command, control, communications (C3) and intelligence, surveillance, and reconnaissance (ISR) business. The missiles business will be an integrated element of the company’s Aerospace Systems business growth strategy.
In January 2008, the former Newport News and Ship Systems businesses were realigned into a single operating segment called Northrop Grumman Shipbuilding. Previously, these businesses were separate operating segments which were aggregated into a single reporting segment for financial reporting purposes. In addition, certain Electronic Systems businesses were transferred to Information Systems during the first quarter of 2008.
Subsequent Realignments – In January 2009, the company streamlined its organizational structure by reducing the number of

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operating segments from seven to five. The five segments are Information Systems, which combines the former Information Technology and Mission Systems segments; Aerospace Systems, which combines the former Integrated Systems and Space Technology segments; Electronic Systems; Shipbuilding; and Technical Services. The creation of the Information Systems and Aerospace Systems segments is intended to strengthen alignment with customers, improve the company’s ability to execute on programs and win new business, and enhance cost competitiveness.
During the first quarter of 2009, the company realigned certain logistics, services, and technical support programs and assets from the Information Systems and Electronic Systems segments to the Technical Services segment. This realignment is intended to strengthen the company’s core capability in aircraft and electronics maintenance, repair and overhaul, life cycle optimization, and training and simulation services.
These subsequent segment realignments are reflected in the accompanying financial information.
During the first quarter of 2009, the company transferred certain optics and laser programs from Information Systems to Aerospace Systems. As the operating results of this business were not considered material, prior year sales and operating income were not reclassified to reflect this business transfer.
INFORMATION SYSTEMS
The Information Systems segment, headquartered in Reston, Virginia, is a leading global provider of advanced solutions for Department of Defense (DoD), national intelligence, federal, civilian, state and local agencies, and commercial customers. Products and services are focused on the fields of command, control, communications, computers and intelligence (C4I), missile and air defense, airborne reconnaissance, intelligence management and processing, decision support systems, information technology (IT) systems engineering and systems integration. The segment consists of six areas of business: Command, Control and Communications (C3); Intelligence, Surveillance, and Reconnaissance (ISR); Intelligence; Civilian Agencies; Commercial, State & Local (CS&L); and Defense.
Command, Control and Communications – C3 supports the DoD, aerospace prime contractors, and other customers. Offerings include operational and tactical command and control systems; communications solutions and network management; tactical data link communications products and integration; network services; software defined radios; decision support and management information systems; system engineering and integration; land forces and global combat support; intelligence support to operations, mission planning and management applications; critical infrastructure security and force protection; logistics automation; robotic systems; homeland security solutions; naval systems engineering support and integration; command centers integration; and missile defense battle management and fire control systems.
Intelligence, Surveillance and Reconnaissance – ISR supports the intelligence community, the DoD, and other federal agencies. Offerings include large systems integration; net-centric signals intelligence; airborne reconnaissance; payload control; sensor tasking and data collection; satellite ground stations; data collection and storage; information analysis and knowledge integration; computer network operations; information operations and information assurance; analysis and visualization tools; environmental and weather systems; special intelligence; and sustainment services.
Intelligence – Intelligence provides IT systems, services and solutions primarily to the U.S. Intelligence Community, which includes customers in national agencies, DoD, homeland security, and other agencies at the federal, state and local level. This business area also collaborates with other Information Technology business areas by providing specialized technology solutions in areas such as information security, secure wireless communications, secure cross agency information-sharing and geospatial information systems. Services and solutions span the entire mission life cycle from requirements and technology development through processing and data analysis to information delivery.
Civilian Agencies – Civilian Agencies provides IT systems, services and solutions primarily for federal civilian agencies, as well as government and commercial healthcare customers. Civilian Agencies customers include the departments of Homeland Security, Treasury, Justice, Transportation, State, Interior, and the U.S. Postal Service. Homeland Security offerings include secure networking, criminal justice systems, and identity management. Healthcare customers include the Department of Health and Human Services, DoD Health Affairs, the Centers for Disease Control and Prevention, the Food and Drug Administration, the Department of Veterans Affairs, and a number of pharmaceutical manufacturers. Healthcare offerings include enterprise architecture, systems integration, infrastructure management, document management, human capital management, case management, and specialized health IT solutions in electronic medical records pertaining to public health, bio-surveillance, benefits, and clinical research.
Commercial, State & Local – CS&L provides IT systems, services and solutions primarily for state and local agencies and commercial

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customers. The commercial business centers on managed IT services both as a prime contractor and partner in addition to specialized solutions that address specific business needs. The state and local focus includes public safety, secure wireless solutions, human services, and managed IT services. This business area provides IT outsourcing services on a “service level agreement” basis, where contractual terms are based on infrastructure volume and service levels. Services include management of data centers, networks, desktops, storage, security, help desk, and applications. Specialized state and local offerings include systems for police/fire/medical emergency dispatch, public safety command centers, biometric identification, and human services.
Defense – Defense provides IT systems, services and solutions to all elements of the DoD including the Air Force, Navy, Army, Marines, the Office of the Secretary of Defense, and the Unified Combatant Commands. Offerings include business applications and systems integration related to human capital and business management, logistics, transportation, supply chain, and combat systems support. Other offerings consist of IT and network infrastructures, including modernization, architecture, design and capacity modeling. Defense also provides solutions and services for defense technology laboratories and research and development centers, system program offices, operational commands, education and training commands, test centers, and other defense agencies.
AEROSPACE SYSTEMS
The Aerospace Systems segment, headquartered in El Segundo, California, is a premier developer, integrator, producer and supporter of manned and unmanned aircraft, spacecraft, high-energy laser systems, microelectronics and other systems and subsystems critical to maintaining the nation’s security and leadership in science and technology. These systems are used, primarily by government customers, in many different mission areas including intelligence, surveillance and reconnaissance; communications; battle management; strike operations; electronic warfare; missile defense; earth observation; space science; and space exploration. The segment consists of four business areas: Strike and Surveillance Systems (S&SS), Space Systems (SS), Battle Management and Engagement Systems (BM&ES), and Advanced Programs & Technology (AP&T).
Advanced Programs & Technology – AP&T is focused on creating advanced technologies and concepts to satisfy existing and emerging customer needs. AP&T is chartered with maturing these technologies and concepts to create and capture new programs for execution by the operating divisions described below. Existing programs include the Unmanned Combat Air System Carrier Demonstration (UCAS-D), the Airborne Laser (ABL), and other directed energy and advanced concepts programs.
Battle Management and Engagement Systems – BM&ES is a leader in the mission areas of airborne early warning, surveillance, battlefield management, and electronic warfare systems. Key programs include the E-2 Hawkeye, Joint Surveillance Target Attack Radar System (Joint STARS), Broad Area Maritime Surveillance (BAMS) Unmanned Aircraft System, and the EA-6B Prowler.
Space Systems – SS designs, develops, manufactures, and integrates spacecraft systems, subsystems and electronic and communications payloads for military, as well as governmental and civil agencies. Major programs include National Polar-orbiting Operational Environmental Satellite System (NPOESS), the James Webb Space Telescope (JWST), Advanced Extremely High Frequency (AEHF) payload, Space Tracking and Surveillance System (STSS) and many restricted programs.
Strike and Surveillance Systems – S&SS is responsible for programs in tactical and long-range strike aircraft systems, unmanned systems, and missile systems. These include the RQ-4 Global Hawk unmanned reconnaissance system, B-2 stealth bomber, F-35 Lightning II joint strike fighter, F/A-18 Super Hornet strike fighter, Minuteman III Intercontinental Ballistic Missile (ICBM), Kinetic Energy Interceptor (KEI) missile system, MQ-8B Fire Scout vertical unmanned aircraft system, Multi-Platform Radar Technology Insertion Program (MP-RTIP), and aerial targets.
ELECTRONIC SYSTEMS
The Electronic Systems segment, headquartered in Linthicum, Maryland, designs, develops, produces, integrates, and supports high performance sensors, intelligence processing, navigation systems, test and simulation systems, and weapons operating in all environments from undersea to outer space and cyberspace. It also develops, produces, integrates, and supports power, power control, and ship control systems for commercial and naval ships in domestic and international markets. In select markets it performs as a prime contractor, integrating multiple subsystems to provide complete systems to meet customers’ solution requirements. The segment is composed of seven areas of business: Aerospace Systems; Defensive Systems; Government Systems; Land Forces; Naval & Marine Systems; Navigation Systems; and Space & Intelligence, Surveillance, & Reconnaissance (Space & ISR) Systems.
Aerospace Systems – Aerospace Systems provides sensors, sensor processing, integrated sensor suites, and radar countermeasure systems for military surveillance and precision-strike; missile tracking and warning; and radio frequency electronic warfare. Fire control radars include systems for the F-16, F-22A, F-35, and B-1B. Navigation radars include commercial and military systems for

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transport and cargo aircraft. Surveillance products include the Airborne Warning and Control System radar, the Multi-role Electronically Scanned Array (MESA) radar, the MP-RTIP, the ship-board Cobra Judy Replacement radar, and multiple payloads on the P-8A. Radio frequency electronic warfare products include radar warning receivers, self-protection jammers, and integrated electronic warfare systems for aircraft such as the EA-6B, EA-18, F-16, and F-15.
Defensive Systems – Defensive Systems provides systems that support combat aviation by protecting aircraft and helicopters from attack, by providing capabilities for precise targeting and tactical surveillance, by improving mission availability through automated test systems, and by improving mission skills through advanced simulation systems. A wide variety of fixed wing and helicopter protection systems include threat detection and laser-based countermeasures systems to defeat ground-launched infrared-guided missiles. Defensive Systems’ countermeasures systems are currently installed on over 40 types of aircraft, many of which are conducting combat operations in the Global War on Terror. Targeting systems utilize lasers for target designation and precision weapon delivery, image processing, and target acquisition, identification, and tracking. The LITENING targeting pod system is combat-proven on the AV-8B, A-10A/C, B-52H, F-15E, F-16, and F/A-18A/C/D. Test systems include systems to test electronic components of combat aircraft on the flight line and in repair facilities. Defensive Systems also provides advanced simulators for use on test ranges and training facilities to emulate threats of potential adversaries. Customers include the U.S. government and a wide variety of international allies.
Government Systems – Government Systems provides products and services to meet the needs of governments for improvements in the effectiveness of their civil and military infrastructure and of their combat and counter-terrorism operations. This includes systems and system integration of products and services for postal automation, for the detection and alert of Chemical, Biological, Radiological, Nuclear, and Explosive material, and for homeland defense, communications, and enterprise management. Key programs include: Flats Sequencing System; International Sorting Centers; U.S. Postal Service bio-detection systems; and national level command and control, integrated air and missile defense and homeland defense systems for international customers.
Land Forces – Land Forces provides a full range of warfighting system solutions for the “digital battlefield,” including fire control systems for airborne and tracked vehicles, air and ground sensors to detect enemy movement, tactical range finding and precise laser designation, and systems that detect and defend against enemy fire. These solutions include precision guided munitions for manned and unmanned air vehicle delivery, laser designators and rangefinders, ground-based tactical radars for warning of missile and artillery attack, situational awareness sensors, unattended sensor systems, ground vehicle communication networks, and compact, lightweight Synthetic Aperture Radar / Ground Moving Target Indicator (SAR/GMTI) radars for unmanned/rotary wing aircraft. Sensor technologies provided include radio frequency, infrared, and electro-optical. Principal programs include the Longbow Weapons System for the Apache attack helicopter, the Lightweight Laser Designator Rangefinder, the Viper Strike precision guided munitions, the Vehicular Intercommunication System (VIS), the Firefinder counter-battery integrated radar system, the Ground/Air Task Oriented Radar System (G/ATOR), and the lightweight STARLite SAR/GMTI for unmanned air vehicles.
Naval & Marine Systems – Naval and Marine Systems provides major subsystems and subsystem integration for sensors, sensor processing, missile launching, ship controls and power generation. It provides systems to military surface and subsurface platforms, and bridge and machinery control systems for commercial maritime applications. Principal programs include: radars for navigation; radars for gun fire control and cruise missile defense; bridge management and control systems; power generation systems for aircraft carriers; power and propulsion systems for the Virginia-class submarine; launch systems for Trident submarines and the KEI program; the Advanced SEAL Delivery System mini-submarine; and unmanned semi-autonomous naval systems.
Navigation Systems – Navigation Systems provides advanced navigation, avionics systems, and command and control centers for military and commercial applications. Its products are used in military air, land, sea, and space systems as well as commercial space and aircraft in both U.S. and international markets. Its subsidiaries, Northrop Grumman LITEF (Freiburg, Germany) and Northrop Grumman Italia (Pomezia, Italy), are leading European inertial sensors and systems suppliers. Key programs and applications include: integrated avionics for the U.S. Marine Corps attack and utility helicopters and U.S. Navy E-2 aircraft; military navigation and positioning systems for the F-16 fighter, F-22A fighter/attack aircraft, Eurofighter, and U.S. Navy MH-60 helicopter; navigation systems for commercial aircraft; navigation systems for military and civil space satellites and deep space exploration. Navigation Systems also develops and produces fiber-optic acoustic systems for underwater surveillance for Virginia-class submarines and the AN/TYQ-23 multi-service mobile tactical command centers for the U.S. Marine Corps and U.S. Air Force.

NORTHROP GRUMMAN CORPORATION
Space & ISR Systems – Space & ISR Systems provides space-based sensor and exploitation systems for civil, military, and intelligence community customers, as well as ground/surface based command, control, communications, computers, intelligence, surveillance, and reconnaissance (C4ISR) solutions to process, exploit, and disseminate multi-sensor data. Capabilities include space-based payloads, radar, Overhead Non-Imaging Infrared sensors, electro-optic & multi/hyper-spectral sensors, passive microwave sounders, mission processing solutions, and Service-Oriented open architecture C4ISR systems. The current portfolio of programs includes Spaced-Based Infrared System as the lead for the payload and mission processing systems, the Distributed Common Ground System Army as the system integrator, as well as a variety of civil space and restricted programs.
SHIPBUILDING
The Shipbuilding segment, headquartered in Newport News, Virginia, is the nation’s sole industrial designer, builder, and refueler of nuclear-powered aircraft carriers and one of only two companies capable of designing and building nuclear-powered submarines for the U.S. Navy. Shipbuilding is also one of the nation’s leading full service providers for the design, engineering, construction, and life cycle support of major programs for the U.S. Navy, U.S. Coast Guard, international navies, and for commercial vessels. The segment includes the following areas of business: Aircraft Carriers; Expeditionary Warfare; Surface Combatants; Submarines; Coast Guard & Coastal Defense; Fleet Support; Commercial; and Services & Other.
Aircraft Carriers – The U.S. Navy’s newest carrier and the last of the Nimitz class, the USS George H. W. Bush, was commissioned in January 2009. Advanced design and preparation efforts have been ongoing for the new generation carrier, the Ford class, which will incorporate transformational technologies that will result in manning reductions, improved war fighting capability, and a new nuclear propulsion plant design. In September 2008, Shipbuilding received a $5.1 billion contract award for construction of the first ship of the class, the Gerald R. Ford, which is scheduled for delivery in 2015. The company also provides ongoing maintenance for the U.S. Navy aircraft carrier fleet through overhaul, refueling, and repair work. Shipbuilding is currently performing the refueling and complex overhaul of the USS Carl Vinson with redelivery to the U.S. Navy anticipated in early 2009. Planning for the USS Theodore Roosevelt refueling and complex overhaul began in the fall of 2006 and the ship is expected to arrive at Newport News, Virginia in the summer of 2009.
Expeditionary Warfare – Expeditionary Warfare programs include the design and construction of amphibious assault ships for the U.S. Navy, including the LHD 1 WASP class and the San Antonio LPD 17 class. Shipbuilding is the sole provider for the LHD class of large-deck, 40,500-ton multipurpose amphibious assault ships, which serve as the centerpiece of an Amphibious Ready Group. Currently, the LHD-8 is under construction and is a significant upgrade from the preceding seven ships of its class. The LHD-8 is scheduled for delivery in mid-2009. In 2007, the construction contract for LHA 6, the first in a new class of enhanced amphibious assault ships, was awarded. The ship is scheduled for delivery in 2013. Shipbuilding is also the sole provider of the LPD 17 class of ships, which function as amphibious transports. The initial four ships were delivered in 2005, 2006, 2007, and 2008, and five LPD 17 ships are currently under construction.
Surface Combatants – Surface Combatants includes the design and construction of the Arleigh Burke DDG 51 class Aegis guided missile destroyers, and the design and construction of DDG 1000 (previously DD(X)), the Navy’s future transformational surface combatant class. Shipbuilding is one of two prime contractors designing and building DDG 51 class destroyers, which provide primary anti-aircraft and anti-missile ship protection for the U.S. Navy fleet. Three Arleigh Burke class destroyers are currently under construction. In 2006, Shipbuilding was awarded Phase IV detailed design and long lead construction funding for the initial DDG 1000. The construction award for the second ship in the class, DDG 1001, was received in 2008. The contract establishes a joint work share between Shipbuilding and General Dynamics’ Bath Iron Works (which will produce the first ship in the class) for detailed design and construction of the DDG 1000 class of ships. The advanced technologies developed for the DDG 1000 are anticipated to be incorporated into the next generation guided missile cruiser CG(X).
Submarines – Northrop Grumman is one of only two U.S. companies capable of designing and building nuclear-powered submarines. In February 1997, the company and Electric Boat, a wholly owned subsidiary of General Dynamics Corporation, reached an agreement to cooperatively build Virginia class nuclear attack submarines. The initial four submarines in the class were delivered in 2004, 2006, and 2008. Electric Boat and Shipbuilding were awarded a construction contract in August 2003 for the second block of six Virginia class submarines, the first of which was delivered by Electric Boat in August 2008. Construction on the remaining five submarines is underway, with the last scheduled to be delivered in 2014. In December 2008, Shipbuilding and Electric Boat were awarded a construction contract for the third block of eight Virginia class submarines. The multi-year contract allows Shipbuilding and its teammate to proceed with the construction of one submarine per year in 2009 and 2010, and two submarines per year from 2011 to 2013. The eighth submarine to be procured under this contract is scheduled for delivery in 2019.
Coast Guard & Coastal Defense – Shipbuilding is a joint venture partner along with Lockheed Martin for the Coast Guard’s

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Deepwater Modernization Program. Shipbuilding has design and production responsibility for surface ships. In 2006, the Shipbuilding/Lockheed Martin joint venture was awarded a 43-month contract extension for the Deepwater program. The first National Security Cutter (NSC), USCGC Berthoff, was delivered to the Coast Guard in 2008. Currently the Waesche (NSC2) and Stratton (NSC3) are in construction, and long lead procurement is underway for NSC4.
Fleet Support – Shipbuilding provides after-market services, including on-going maintenance and repair work, for a wide array of naval and commercial vessels. The company has ship repair facilities in the U.S. Navy’s largest homeports of Norfolk, Virginia, and San Diego, California.
Commercial – Under the Polar Tanker program, Shipbuilding was under contract to produce five double-hulled tankers. These tankers each transport one million barrels of crude oil from Alaska to west coast refineries and are fully compliant with the Oil Pollution Act of 1990. The last ship under this program was delivered in mid-2006.
Services & Other – Shipbuilding provides various services to commercial nuclear and non-nuclear industrial customers. In January 2008, Savannah River Nuclear Solutions, a joint venture among Shipbuilding, Fluor Corporation, and Honeywell, was awarded a contract for site management and operations of the U.S. Department of Energy’s Savannah River Site in Aiken, South Carolina. In October 2008, Shipbuilding announced the formation of a joint venture with AREVA NP to build a new manufacturing and engineering facility in Newport News, Virginia, to help supply the growing American nuclear energy sector.
TECHNICAL SERVICES
The Technical Services segment, headquartered in Herndon, Virginia, is a leading provider of logistics, infrastructure, and sustainment support, while also providing a wide array of technical services including training and simulation. Technical Services consists of three areas of business: Systems Support (SSG); Training & Simulation (TSG); and Life Cycle Optimization & Engineering (LCOE).
Systems Support – Systems Support provides infrastructure and base operations management, including base support and civil engineering work, military aerial and ground range operations, support functions which include space launch services, construction, combat vehicle maintenance, protective and emergency services, and range-sensor-instrumentation operations. Primary customers include the Department of Energy, the DoD, the Department of Homeland Security, and the U.S. Intelligence community, in both domestic and international locations.
Training and Simulation – Training and Simulation provides realistic and comprehensive training to senior military leaders and peacekeeping forces, designs and develops future conflict training scenarios, and provides U.S. warfighters and international allies with live, virtual, and constructive training programs. This business area also offers diverse training applications ranging from battle command to professional military education. Primary customers include the DoD, Department of State and Department of Homeland Security.
Life Cycle Optimization and Engineering – Life Cycle Optimization and Engineering provides complete life cycle product support and weapons system sustainment. This business area is focused on providing Performance Based Logistical support to the warfighter including supply chain management services, warehousing and inventory transportation, field services and mobilization, sustaining engineering, maintenance, repair and overhaul supplies, and on-going weapon maintenance and technical assistance. The group specializes in rebuilding essential parts and assemblies. Primary customers include the DoD as well as international military and commercial customers.
Corporate
The company’s principal executive offices are located at 1840 Century Park East, Los Angeles, California 90067. The company’s telephone number is (310) 553-6262. The company’s home page on the Internet is www.northropgrumman.com. References to the company’s website in this report are provided as a convenience and do not constitute, and should not be viewed as, incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this report.
SUMMARY SEGMENT FINANCIAL DATA
For a more complete understanding of the company’s segment financial information, see Segment Operating Results in Part II, Item 7, and Note 7 to the consolidated financial statements in Part II, Item 8.

NORTHROP GRUMMAN CORPORATION
CUSTOMERS AND REVENUE CONCENTRATION
The company’s primary customer is the U.S. Government. Revenue from the U.S. Government accounted for approximately 90 percent of total revenues in 2008, 2007, and 2006. No other customer accounted for more than 10 percent of total revenue during any period presented. No single product or service accounted for more than 10 percent of total revenue during any period presented. See Risk Factors in Part I, Item 1A.
PATENTS
The following table summarizes the number of patents the company owns or has pending as of December 31, 2008:

	Owned	Pending	Total

U.S. patents	3,210	447	3,657
Foreign patents	2,091	470	2,561

Total	5,301	917	6,218

Patents developed while under contract with the U.S. Government may be subject to use by the U.S. Government. In addition the company licenses intellectual property to, and from, third parties. Management believes the company’s ability to conduct its operations would not be materially affected by the loss of any particular intellectual property right.
SEASONALITY
No material portion of the company’s business is considered to be seasonal. The timing of revenue recognition is based on several factors including the timing of contract awards, the incurrence of contract costs, cost estimation, and unit deliveries. See Revenue Recognition in Part II, Item 7.
BACKLOG
At December 31, 2008, total backlog was $78.1 billion compared with $63.7 billion at the end of 2007. Approximately 65 percent of the $37.4 billion funded backlog at December 31, 2008, is expected to be converted into sales in 2009.
Total backlog includes both funded backlog (firm orders for which funding is contractually obligated by the customer) and unfunded backlog (firm orders for which funding is not currently contractually obligated by the customer). Unfunded backlog excludes unexercised contract options and unfunded indefinite delivery indefinite quantity (IDIQ) orders. For multi-year services contracts with non-federal government customers having no stated contract values, backlog includes only the amounts committed by the customer. For backlog by segment see Backlog in Part II, Item 7.
RAW MATERIALS
The most significant raw material required by the company is steel, used primarily for shipbuilding. The company has mitigated supply risk by negotiating long-term agreements with a number of steel suppliers. In addition, the company has mitigated price risk related to its steel purchases through certain contractual arrangements with the U.S. Government. While the company has generally been able to obtain key raw materials required in its production processes in a timely manner, a significant delay in receipt of these supplies by the company could have a material adverse effect on the company’s consolidated financial position, results of operations, or cash flows. See Risk Factors in Part I, Item 1A.
GOVERNMENT REGULATION
The company’s business is affected by numerous laws and regulations relating to the award, administration and performance of U.S. Government contracts. See Risk Factors in Part I, Item 1A.
Certain programs with the U.S. Government that are prohibited by the customer from being publicly discussed in detail are referred to as “restricted” in this Form 10-K. The consolidated financial statements and financial information contained within this Form 10-K reflect the operating results of restricted programs under accounting principles generally accepted in the United States of America (U.S. GAAP). See Risk Factors in Part I, Item 1A.

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RESEARCH AND DEVELOPMENT
Company-sponsored research and development activities primarily include independent research and development (IR&D) efforts related to government programs. IR&D expenses are included in general and administrative expenses and are generally allocated to U.S. Government contracts. Company-sponsored research and development expenses totaled $576 million, $534 million, and $569 million in 2008, 2007, and 2006, respectively. Expenses for research and development sponsored by the customer are charged directly to the related contracts.
EMPLOYEE RELATIONS
The company believes that it maintains good relations with its 123,600 employees, of which approximately 18 percent are covered by 36 collective bargaining agreements. The company expects to re-negotiate seven of its collective bargaining agreements in 2009. It is not expected that the results of these negotiations will, either individually or in the aggregate, have a material adverse effect on the company’s results of operations. See Risk Factors in Part I, Item 1A.
ENVIRONMENTAL MATTERS
Federal, state, and local laws relating to the protection of the environment affect the company’s manufacturing operations. The company has provided for the estimated cost to complete environmental remediation where the company has determined it is probable that the company will incur such costs in the future to address environmental impacts at currently or formerly owned or leased operating facilities, or at sites where it has been named a Potentially Responsible Party (PRP) by the Environmental Protection Agency or similarly designated by other environmental agencies. These estimates may change given the inherent difficulty in estimating environmental cleanup costs to be incurred in the future due to the uncertainties regarding the extent of the required cleanup, determination of legally responsible parties, and the status of laws, regulations, and their interpretations.
In order to assess the potential impact on the company’s financial statements, management estimates the possible remediation costs that reasonably could be incurred by the company on a site-by-site basis. Such estimates take into consideration the professional judgment of the company’s environmental engineers and, when necessary, consultation with outside environmental specialists. In most instances, only a range of reasonably possible costs can be estimated. However, in the determination of accruals, the most probable amount is used when determinable, and the minimum is used when no single amount is more probable. The company records accruals for environmental cleanup costs in the accounting period in which the company’s responsibility is established and the costs can be reasonably estimated. The company does not anticipate and record insurance recoveries before it has determined that collection is probable.
Management estimates that at December 31, 2008, the range of reasonably possible future costs for environmental remediation sites is $186 million to $279 million, of which $231 million is accrued in other current liabilities in the consolidated statements of financial position. Environmental accruals are recorded on an undiscounted basis. At sites involving multiple parties, the company provides environmental accruals based upon its expected share of liability, taking into account the financial viability of other jointly liable parties. Environmental expenditures are expensed or capitalized as appropriate. Capitalized expenditures relate to long-lived improvements in currently operating facilities. In addition, should other PRPs not pay their allocable share of remediation costs, the company may have to incur costs in addition to those already estimated and accrued, which could have a material effect on the company’s consolidated financial position, results of operations, or cash flows. The company has made the investments it believes necessary in order to comply with environmental laws. Although management cannot predict whether new information gained as projects progress will materially affect the estimated liability accrued, management does not anticipate that future remediation expenditures will have a material adverse effect on the company’s consolidated financial position, results of operations, or cash flows.
COMPETITIVE CONDITIONS
Northrop Grumman, along with Lockheed Martin Corporation, The Boeing Company, Raytheon Company, and General Dynamics Corporation are among the largest companies in the U.S. defense industry at this time. Northrop Grumman competes against these and other companies for a number of programs, both large and small. Intense competition and long operating cycles are both key characteristics of Northrop Grumman’s business and the defense industry. It is common in this industry for work on major programs to be shared among a number of companies. A company competing to be a prime contractor may, upon ultimate award of the contract to another party, turn out to be a subcontractor for the ultimate prime contracting party. It is not uncommon to compete for a contract award with a peer company and, simultaneously, perform as a supplier to or a customer of such competitor on other contracts. The nature of major defense programs, conducted under binding contracts, allows companies that perform well to benefit from a level of program continuity not common in many industries.

NORTHROP GRUMMAN CORPORATION
The company’s success in the competitive defense industry depends upon its ability to develop and market its products and services, as well as its ability to provide the people, technologies, facilities, equipment, and financial capacity needed to deliver those products and services with maximum efficiency. It is necessary to maintain, as the company has, sources for raw materials, fabricated parts, electronic components, and major subassemblies. In this manufacturing and systems integration environment, effective oversight of subcontractors and suppliers is as vital to success as managing internal operations.
Similarly, there is intense competition among many companies in the information and services markets, which are generally more labor intensive with competitive margin rates over contract periods of shorter duration. Competitors in the information and services markets include the defense industry participants mentioned above as well as many other large and small entities with expertise in various specialized areas. The company’s ability to successfully compete in the information and services markets depends on a number of factors; most important is the capability to deploy skilled professionals, many requiring security clearances, at competitive prices across the diverse spectrum of these markets. Accordingly, various workforce initiatives are in place to ensure the company is successful in attracting, developing and retaining sufficient resources to maintain or improve its competitive position within these markets. See Risk Factors in Part I, Item 1A.
EXECUTIVE OFFICERS
See Part III, Item 10, for information about executive officers of the company.
AVAILABLE INFORMATION
Throughout this Form 10-K, the company incorporates by reference information from parts of other documents filed with the Securities and Exchange Commission (SEC). The SEC allows the company to disclose important information by referring to it in this manner, and you should review this information in addition to the information contained herein.
The company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statement for the annual shareholders’ meeting, as well as any amendments to those reports, are available free of charge through the company’s web site as soon as reasonably practicable after electronic filing of such material with the SEC. You can learn more about the company by reviewing the company’s SEC filings on the company’s web site. The company’s SEC reports can be accessed through the investor relations page of the company’s web site at www.northropgrumman.com.
The SEC also maintains a web site at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including Northrop Grumman. The public may read and copy any materials filed by the company with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.